Press Release                             UniHolding Corporation
                                          96 Spring Street
                                          New York, NY  10012

                                          For Further Information:
                                          Mark L. Bibi
                                          Phone:  (201) 525-1020




IMMEDIATE RELEASE

June 16, 2000


          UniHolding Corporation Announces Appointment of Directors

New York, New York, June 16, 2000 - UniHolding Corporation (UHLD) announced today that Andrew H. Baker, a British businessman, has acquired ownership of 600,000 shares of the outstanding common stock (approximately 29%) of UniHolding and has been elected Chairman of the Board of the Company. Gabriel B. Thomas, another businessman based in London, has also been elected to the Board.

Any forward looking statements in this press release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward looking statements which involve risk and uncertainties, as detailed in the Company's filings with the Securities and Exchange Commission.